As filed with the Securities and Exchange Commission on July 9, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
LAREDO PETROLEUM, INC.
Exact name of Registrant as specified in it charter

Delaware State or other jurisdiction of incorporation or organization	1311 Primary Standard Industrial Classification Code Number	45-3007926 I.R.S. Employer Identification No.
15 W. Sixth Street, Suite 900
Tulsa, Oklahoma 74119
(918) 513-4570
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Mark D. Denny
Senior Vice President — General Counsel & Secretary
15 W. Sixth Street, Suite 900
Tulsa, Oklahoma 74119
(918) 513-4570
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
John Goodgame
Chris Centrich
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, TX 77002
(713) 220-8144

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective, as determined by market considerations and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer: ☒	Accelerated filer ☐	Accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	2,506,964	$84.30(2)	$211,337,065	$23,056.87

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock, par value $0.01 per share (“Common Stock”), of Laredo Petroleum, Inc. (the “Company”) being registered hereunder include an indeterminate number of shares of common stock that may become issuable as a result of any stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar transactions.

(2)
With respect to the offering of shares of Common Stock by the selling stockholders, the proposed maximum offering price per share will be determined from time to time in connection with, and at the time of, a sale by the holder of such securities.

(3)
The proposed maximum offering price per share and the proposed maximum aggregate offering price were estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The maximum offering price per share and maximum aggregate offering price are based on a price of $84.30, which was the average of the high and low sales prices per share of Common Stock reported on the New York Stock Exchange on July 7, 2021.

PROSPECTUS
Up to 2,506,964 Shares
LAREDO PETROLEUM, INC.
Common Stock
This prospectus relates to the proposed resale from time to time of up to 2,506,964 shares of our common stock, par value $0.01 per share, by the selling stockholders identified herein. Sabalo Energy, LLC and Shad Permian, LLC acquired these shares from us on July 1, 2021 in connection with our acquisition of certain assets under the terms of that certain purchase and sale agreement, dated as of May 7, 2021, by and among us, Sabalo Operating, LLC and Sabalo Energy, LLC and that certain purchase and sale agreement, dated as of May 7, 2021, by and between us and Shad Permian, LLC.
The selling stockholders may offer and sell or otherwise dispose of their shares of our common stock described in this prospectus from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their shares of common stock.
We will not receive any proceeds from the sale of the shares by the selling stockholders. Our common stock is listed on the New York Stock Exchange under the symbol “LPI.” On July 7, 2021, the last reported sale price for our common stock was $80.39 per share.
Investing in our common stock involves risk. You should carefully read the information under the heading “Risk Factors” on page 2 of this prospectus and the risk factors contained in any applicable prospectus supplement and the documents incorporated by reference herein or therein before making a decision to purchase our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 9, 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of the prospectus, or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of any security. Our business, financial condition, results of operations and prospects may have changed since those dates.
Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors,” any prospectus supplement and the documents incorporated by reference in their entirety before investing in our common stock.
In this prospectus, the “Company,” “Laredo,” “we,” “us,” “our” and similar terms refer to Laredo Petroleum, Inc. and its subsidiaries, unless we state otherwise or the context indicates otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You can find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov. We also make available on our internet website our annual, quarterly and current reports and amendments as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. Our Internet address is www.laredopetro.com. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
We are “incorporating by reference” specified documents that we file with the SEC, which means:
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incorporated documents are considered part of this prospectus;

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we are disclosing important information to you by referring you to those documents; and

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information we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below (excluding any information furnished and not filed with the SEC), which we filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):
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our Annual Report on Form 10-K for the year ended December 31, 2020;

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our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021;

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our Current Reports on Form 8-K, filed with the SEC on February 23, 2021, March 4, 2021, April 21, 2021, May 11, 2021, May 20, 2021, June 2, 2021, July 2, 2021 and July 2, 2021; and

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the description of our common stock contained in our Form 8-A/A filed on January 7, 2014 and Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2020, and any other amendments or reports filed with the SEC for the purpose of updating such description.

In addition, we incorporate by reference in this prospectus any future filings made by Laredo with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC and until all offerings under this shelf registration statement are terminated.
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:
Laredo Petroleum, Inc.
Attention: Investor Relations
15 W. Sixth Street, Suite 900
Tulsa, Oklahoma 74119
(918) 513-4570

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Various statements contained in or incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include statements, projections and estimates concerning our operations, performance, business strategy, oil, natural gas liquids (“NGL”) and natural gas reserves, drilling program capital expenditures, liquidity and capital resources, the timing and success of specific projects, outcomes and effects of litigation, claims and disputes, derivative activities and potential financing. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “will,” “foresee,” “plan,” “goal,” “should,” “intend,” “pursue,” “target,” “continue,” “suggest” or the negative thereof or other variations thereof or other words that convey the uncertainty of future events or outcomes. Forward-looking statements are not guarantees of performance. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Among the factors that significantly impact our business and could impact our business in the future are:
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the threat, occurrence, potential duration or other implications of epidemic or pandemic diseases, including the outbreak of a novel strain of coronavirus (“COVID-19”), or any government response to such occurrence or threat;

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changes in domestic and global production, supply and demand for oil, NGL and natural gas, including the decrease in demand and oversupply of oil and natural gas as a result of the COVID-19 pandemic and actions by the Organization of the Petroleum Exporting Countries members and other oil exporting nations (“OPEC+”);

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the volatility of oil, NGL and natural gas prices, including in our area of operation in the Permian Basin, and the extent and duration of price reductions and increased production by OPEC+;

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revisions to our reserve estimates as a result of changes in commodity prices, decline curves and other uncertainties;

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impacts of impairment write-downs on our financial statements;

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the effectiveness of our internal control over financial reporting and our ability to remediate a material weakness in our internal control over financial reporting;

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the potential impact of suspending drilling programs and completions activities or shutting in a portion of our wells, as well as costs to later restart, and co-development considerations such as horizontal spacing, vertical spacing and parent-child interactions on production of oil, NGL and natural gas from our wells;

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conditions of the energy industry and changes in the regulatory environment and in United States or international legal, tax, political, administrative or economic conditions, including trade policies or regulations that restrict imports or exports from the United States or prohibit or restrict our ability to apply hydraulic fracturing to our oil and natural gas wells and to access and dispose of water used in these operations;

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the ongoing instability and uncertainty in the United States and international energy, financial and consumer markets that could adversely affect the liquidity available to us and our customers and the demand for commodities, including oil, NGL and natural gas;

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our ability to maintain listing on the NYSE and to prevent the decrease in market price and liquidity of our common stock;

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our ability to discover, estimate, develop and replace oil, NGL and natural gas reserves and inventory;

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capital requirements for our operations and projects;

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the long-term performance of wells that were completed using different technologies;

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the availability and costs of drilling and production equipment, supplies, labor and oil and natural gas processing and other services;

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the availability and costs of sufficient pipeline and transportation facilities and gathering and processing capacity;

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our ability to maintain the borrowing capacity under our Fifth Amended and Restated Senior Secured Credit Facility (as amended, our “Senior Secured Credit Facility”) or access other means of obtaining capital and liquidity, especially during periods of sustained low commodity prices;

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our ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to our financial results and to successfully integrate acquired businesses, assets and properties;

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our ability to realize the anticipated benefits of the Sabalo/Shad Acquisition (as herein defined), including effectively managing our expanded acreage;

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our ability to generate sufficient cash to service our indebtedness, fund our capital requirements and generate future profits;

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the impact of repurchases, if any, of securities from time to time;

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restrictions contained in our debt agreements, including our Senior Secured Credit Facility and the indentures governing our senior unsecured notes, as well as debt that could be incurred in the future;

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our ability to maintain the health and safety of, as well as recruit and retain, qualified personnel necessary to operate our business;

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the pipeline and storage constraints in the Permian Basin and the possibility of future production curtailment in the State of Texas;

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the potentially insufficient refining capacity in the United States Gulf Coast to refine all of the light sweet crude oil being produced in the United States, which could result in widening price discounts to world oil prices and potential shut-in of production due to lack of sufficient markets;

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risks related to the geographic concentration of our assets;

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our ability to secure or generate sufficient electricity to produce our wells without limitations;

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our ability to hedge and regulations that affect our ability to hedge;

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legislation or regulations that prohibit or restrict our ability to drill new allocation wells;

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our ability to execute our strategies;

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competition in the oil and natural gas industry;

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drilling and operating risks, including risks related to hydraulic fracturing activities,

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and those related to inclement weather impacting our ability to produce existing wells and/or drill and complete new wells over an extended period of time; and

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our ability to comply with federal, state and local regulatory requirements.

These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Current Report on Form 8-K, filed with the SEC on May 11, 2021, this prospectus and in other filings made by us from time to time with the SEC or in materials incorporated herein or therein. In light of such risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements.
Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil or natural gas that are ultimately recovered. These forward-looking statements speak only as of the date of this

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prospectus, or if earlier, as of the date they were made. We do not intend to, and disclaim any obligation to, update or revise any forward-looking statements unless required by securities law.
All forward-looking statements contained in this prospectus speak only as of the date of this prospectus and all forward-looking statements incorporated by reference into this prospectus speak only as of the dates such statements were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements regarding new information, future events or otherwise, except as required by applicable securities laws.

LAREDO PETROLEUM, INC.
We are an independent energy company focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin of West Texas. The oil and liquids-rich Permian Basin is characterized by multiple target horizons, extensive production histories, long-lived reserves, high drilling success rates and high initial production rates. As of December 31, 2020, we had assembled 133,199 net acres in the Permian Basin, all of which were held in 290 sections. Our acreage is largely contiguous in the neighboring Texas counties of Howard, Glasscock, Reagan, Sterling and Irion. We completed our initial public offering of common stock on December 19, 2011. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “LPI.”
Our executive offices are located at 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119, and the phone number at this address is (918) 513-4570. Our website address is www.laredopetro.com. We make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.
Recent Developments
Sabalo/Shad Acquisition
On July 1, 2021, we acquired certain oil and gas properties in the Midland Basin, located in the Howard and Borden Counties, Texas, and related assets and contracts (the “Sabalo/Shad Acquisition”) from Sabalo Energy, LLC and its subsidiary, Sabalo Operating, LLC (collectively, “Sabalo”) and from Shad Permian, LLC (“Shad”) under the terms of two separate purchase and sale agreements, each dated as of May 7, 2021, one between us and Sabalo and the other between us and Shad. Aggregate consideration for the Sabalo/Shad Acquisition consisted of approximately $624.3 million in cash and 2,506,964 shares of our common stock. We funded the cash portion for the Sabalo/Shad Acquisition with a combination of proceeds from a sale of working interests in certain of our oil and gas properties in connection with the Working Interest Sale (defined below), as more fully described below, and borrowings under our Senior Secured Credit Facility (defined below). The shares were issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.
At the closing of the Sabalo/Shad Acquisition, we entered into a registration rights agreement with Sabalo and Shad, dated as of July 1, 2021 (the “Sabalo/Shad registration rights agreement”), pursuant to which we agreed to file with the SEC, and use our commercially reasonable efforts to cause to be declared effective, a shelf registration statement registering for resale the shares of common stock issued to Sabalo and Shad in the Sabalo/Shad Acquisition as soon as practicable following the closing of the Sabalo/Shad Acquisition. See “Selling Stockholders” for additional information.
Sale of Working Interest
On July 1, 2021, we sold a portion of our working interests in certain legacy gas-weighted proved developed reserves (the “Working Interest Sale”), to Piper Investments Holdings, LLC, an affiliate of Sixth Street Partners, LLC, for an aggregate purchase price of $405 million in cash, subject to customary adjustments, and may receive additional potential cash flow based earn-out payments over the next six years.
Amendment to the Senior Secured Credit Facility
On May 7, 2021, we entered into the Sixth Amendment to the Fifth Amended and Restated Credit Agreement (as amended, the “Senior Secured Credit Facility”) among Laredo, as borrower, Wells Fargo Bank, N.A., as administrative agent, Laredo Midstream Services, LLC and Garden City Minerals, LLC, as guarantors, and the banks signatory thereto. Such amendment, among other things, reaffirms the Borrowing Base at $725 million, and amends the Senior Secured Credit Facility to permit (i) the Sabalo/Shad Acquisition and (ii) the Working Interest Sale, in each case, subject to the terms of the Sixth Amendment and the Senior Secured Credit Facility.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, including our Current Report on Form 8-K filed with the SEC on May 11, 2021, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected.
USE OF PROCEEDS
All of the shares of common stock covered by this prospectus are being offered and sold by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of the common stock by the selling stockholders. See “Selling Stockholders” and “Plan of Distribution” for additional information.
SELLING STOCKHOLDERS
We have prepared this prospectus to allow the selling stockholders identified below to offer and sell from time to time up to an aggregate of 2,506,964 shares of our common stock for their own account. In connection with the Sabalo/Shad Acquisition that was completed on July 1, 2021, (i) 2,225,930 shares of our common stock were issued to Sabalo Energy, LLC and (ii) 281,034 shares of our common stock were issued to Shad Permian, LLC. In lieu of issuing shares directly to Sabalo Energy, LLC, Sabalo Energy, LLC instructed us to issue the 2,225,930 shares of our common stock directly to the ultimate equity owners of Sabalo Energy, LLC. In connection therewith, Sabalo Energy, LLC assigned its rights under the Sabalo/Shad Registration Rights Agreement to such equity owners and such equity owners became parties to the Sabalo/Shad Registration Rights Agreement.
At the closing of the Sabalo/Shad Acquisition, we entered into the Sabalo/Shad registration rights agreement, pursuant to which we agreed, as soon as practicable following the closing of the Sabalo/Shad Acquisition, to file with the SEC, and use commercially reasonable efforts to cause to be declared effective, a shelf registration statement registering for resale the shares issued in the Sabalo/Shad Acquisition.
We also agreed, subject to the termination provisions discussed below, to use commercially reasonable efforts to keep such registration statement current and effective (or file a new shelf registration statement, if applicable, upon expiration of the preceding shelf registration statement) until such time as there are no longer any “Registrable Securities” (as such term is defined in the Sabalo/Shad registration rights agreement) outstanding or the earlier termination of the Sabalo/Shad registration rights agreement. The Sabalo/Shad registration statement and our obligations to keep the shelf registration statement effective will terminate when there are no longer any such “Registrable Securities” outstanding. Under the Sabalo/Shad registration rights agreement, certain selling stockholders may request to sell all or a portion of their shares issued in the Sabalo/Shad Acquisition in an underwritten offering that is registered pursuant to the shelf registration statement; provided, however, that such selling stockholders, in the aggregate, will be entitled to make a demand for a total of only two underwritten shelf takedowns during any 12-month period and only if the proceeds from the sale of such shares of common stock in any such underwritten shelf takedown (before the deduction of underwriting discounts) are reasonably expected to be at least $25 million.
We have prepared this prospectus and the registration statement of which it is a part to comply with our registration obligations under the Sabalo/Shad registration rights agreement with respect to the 2,506,964 shares of our common stock issued in the Sabalo/Shad Acquisition and beneficially owned by the selling stockholders.
Pursuant to the Sabalo/Shad registration rights agreement, we will pay all expenses relating to the registration and offering of these shares, except that the selling stockholders will pay any underwriting fees, discounts and commissions, placement fees of underwriters, broker commissions, transfer taxes and costs or expenses related to certain roadshows. Pursuant to the terms of the Sabalo/Shad registration rights agreement, we agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, and each selling stockholder has severally agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by such selling stockholder expressly for use in this prospectus.
The following table sets forth the maximum number of shares of our common stock that may be sold by each selling stockholder under the registration statement of which this prospectus forms a part. For purposes of the table below, we assume that the selling stockholders will sell all of their shares of common stock covered by this prospectus. We cannot predict when or in what amount the selling stockholders may sell any of the shares offered by the selling stockholders in this prospectus, if at all. The table also sets forth the name of each selling stockholder, the nature of any position, office or other material relationship which such selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock to be owned by such selling stockholder after completion of the offering. Except as set forth below, none of the selling stockholders is a broker-dealer registered under Section 15 of the Exchange Act or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.
We prepared the table based on information provided to us by the selling stockholders. We have not sought to verify such information. Additionally, the selling stockholders may have sold or transferred some or all of its shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling stockholders may also change over time.
Except as otherwise indicated, the selling stockholders have sole voting and dispositive power with respect to such shares.
	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering(2)
Name of Selling Stockholder(3)	Number	Percent(4)	Number	Number	Percent
EnCap Capital Fund IX(5)	2,191,052	13.6%	2,191,052	—	—%
Barry K. Clark(6)	9,911	*	9,911	—	—%
Thomas Medary(6)	8,446	*	8,446	—	—%
Wayne A. Psencik(6)	6,005	*	6,005	—	—%
Robert C. Helm, Jr.(6)	3,007	*	3,007	—	—%
Philp N. Bell(6)	3,007	*	3,007	—	—%
Phil E. Rissiter, Jr.(7)	2,337	*	2,337	—	—%
Michael F. Dignam, Jr.(6)	2,165	*	2,165	—	—%
Shad Permian, LLC(8)	281,034	1.7%	281,034	—	—%
Total	2,506,964	15.6%	2,506,964	—	—%

*
Less than 1%

(1)
For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the denominator used in calculating the beneficial ownership among our stockholders may differ.

(2)
Assumes the selling stockholder disposes of all of the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares of our common stock held by such selling stockholder.
(3)
Representatives of Shad Permian, LLC have advised us that the selling stockholder is an affiliate of a U.S. registered broker-dealer; however, the selling stockholder acquired the shares of our common stock in the ordinary course of business and, at the time of acquisition, had no agreements or understandings, directly or indirectly, with any party to distribute the shares held by the selling stockholder.

(4)
Percentage of beneficial ownership is based upon 16,071,527 shares of common stock outstanding as of July 1, 2021. Because the selling stockholders are not obligated to sell any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number or percentage of shares of our common stock that will be held by the selling stockholders upon completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(5)
EnCap Partners GP, LLC, a Delaware limited liability company (“EnCap Partners GP”), is the sole general partner of EnCap Partners, LP, a Delaware limited partnership (“EnCap Partners”), which is the managing member of EnCap Investments Holdings, LLC, a Delaware limited liability company (“EnCap Holdings”), which is the sole member of EnCap Investments GP, L.L.C., a Delaware limited liability company (“EnCap Investments GP”), which is the sole general partner of EnCap Investments L.P., a Delaware limited partnership (“EnCap Investments LP”). EnCap Investments LP is the sole general partner of EnCap Equity Fund IX GP, L.P., a Texas limited partnership (“EnCap Fund IX GP”), which is the sole general partner of EnCap Energy Capital Fund IX, L.P., a Texas limited partnership (“EnCap Fund IX”). Sabalo Energy, LLC is a portfolio company of EnCap Fund IX. Therefore, EnCap Partners GP, EnCap Partners, EnCap Holdings, EnCap Investments GP, EnCap Investments LP and EnCap Fund IX GP may be deemed to share beneficial ownership of the reported securities held by EnCap Fund IX. Such entities disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein, and this statement shall not be deemed an admission that any such entity is the beneficial owner of the reported Common Stock for the purposes of Section 13(d) of the Exchange Act, or any other purpose.

(6)
The selling stockholder is an equity owner and officer of Sabalo Energy, LLC that received the reported securities in pro rata distribution made by Sabalo Energy, LLC to its equity owners.

(7)
The selling stockholder is an equity owner of Sabalo Energy, LLC that received the reported securities in pro rata distribution made by Sabalo Energy, LLC to its equity owners.

(8)
Benefit Street Partners AIV-Sabalo GP LLC (“BSP-AIV”), a Delaware limited liability company, is the sole manager of Shad Permian, LLC (“Shad Permian”). Shad Permian is owned by certain funds (the “BSP Funds”) managed by Benefit Street Partners L.L.C. (“BSP”), a Delaware limited liability company, which serves as the investment adviser to each of the BSP Funds and BSP-AIV. Thomas J. Gahan controls BSP as its Chief Executive Officer. By virtue of the relationships described in this footnote, the entities and individual named herein may be deemed to share beneficial ownership of the shares held by Shad Permian. BSP, as the investment adviser to each of the BSP Funds and BSP-AIV, may be deemed to have or to share voting and investment power with respect to the shares held by Shad Permian. The foregoing should not be construed as an admission that Mr. Gahan or any of the BSP related entities listed above is the beneficial owner of any of the securities of Laredo other than the securities actually owned by any such person or entity (if any). The address of BSP is 9 West 57th Street, Suite 4920, New York, NY 10019.

DESCRIPTION OF CAPITAL STOCK
The following discussion is a summary of the terms of our capital stock as contained in our amended and restated certificate of incorporation, as amended by that certain certificate of amendment dated as of June 1, 2020, and our third amended and restated bylaws and does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law, to our amended and restated certificate of incorporation and to our third amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.
Our authorized capital stock consists of 22,500,000 shares of common stock, $0.01 par value per share, of which 16,071,527 shares were issued and outstanding as of July 1, 2021, and 50,000,000 shares of preferred stock, $0.01 par value per share, of which no shares were issued and outstanding as of July 1, 2021.
Common Stock
Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock, as such, are not entitled to vote on any amendment to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). Subject to preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by our board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights.
Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Third Amended and Restated Bylaws and Delaware Law
Some provisions of Delaware law, and our amended and restated certificate of incorporation and our third amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: (i) acquisition of us by means of a tender offer, a proxy contest or otherwise and (ii) removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws
Among other things, our amended and restated certificate of incorporation and third amended and restated bylaws provide:
•
advance notice procedures with regard to stockholder nomination of candidates for election as directors or proposals of business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder nominations or proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 45 days nor more than 75 days prior to the first anniversary date of the date on which we first mailed our proxy materials for the annual meeting for the preceding year. Our third amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may make it more difficult for stockholders to bring matters before the stockholders at an annual or special meeting;

•
our board of directors the ability to establish the terms of undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Laredo;

•
that our board of directors is divided into three classes with each class serving staggered three year terms;

•
that the authorized number of directors may be changed only by resolution of our board of directors;

•
that all vacancies, including newly created directorships, shall, except as otherwise required by law or by resolution of the board of directors and subject to the rights of the holders of any series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders;

•
that certain provisions of our amended and restated certificate of incorporation may be amended only with the affirmative vote of the holders of at least 75% of our then outstanding common stock;

•
that our third amended and restated bylaws may be amended by the affirmative vote of the holders of at least 75% of our then outstanding common stock or our board of directors; and

•
that special meetings of our stockholders may only be called by the board of directors.

Delaware Law
We are subject to the provisions of Section 203 of the DGCL, which regulates corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•
the business combination or transaction in which the person became interested is approved by the board of directors before the date the interested stockholder attained that status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced other than, for purposes of determining the voting stock outstanding (but not the outstanding stock owned by the interested stockholder), shares owned by persons who are directors and also officers of us and by certain employee stock plans; or

•
on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:
•
certain mergers or consolidations involving the corporation and the interested stockholder;

•
any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•
subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
subject to certain exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•
the receipt by the interested stockholder of the benefit of loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons. Affiliates of Warburg Pincus LLC (“Warburg Pincus”) owned their equity in us at the time we completed our corporate reorganization in December 2011 in connection with our initial public offering, and, therefore, Warburg Pincus is not subject to the restrictions of Section 203.
Limitation of Liability and Indemnification Matters
Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for the following liabilities that cannot be eliminated under the DGCL:
•
for any breach of their duty of loyalty to us or our stockholders;

•
for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•
for an unlawful payment of dividends or an unlawful stock purchase or redemption, as provided under Section 174 of the DGCL; or

•
for any transaction from which the director derived an improper personal benefit.

Any amendment or repeal of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment or repeal.
Our third amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law; provided that we shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors. Our third amended and restated bylaws also explicitly authorize us to purchase insurance to protect any of our officers, directors, employees or agents or any person who is or was serving at our request as an officer, director, employee or agent of another enterprise for any expense, liability or loss, regardless of whether Delaware law would permit indemnification.
We have entered into indemnification agreements with directors and officers. The agreements provide that we will indemnify and hold harmless each indemnitee for certain expenses to the fullest extent permitted or authorized by law, including the DGCL, in effect on the date of the agreement or as it may be amended to provide more advantageous rights to the indemnitee. If such indemnification is unavailable as a result of a court decision and if we and the indemnitee are jointly liable in the proceeding, we will contribute funds to the indemnitee for his expenses in proportion to relative benefit and fault of us and indemnitee in the transaction giving rise to the proceeding. The indemnification agreements also provide that we will indemnify the indemnitee for monetary damages for actions taken as our director or officer or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. The indemnification agreements and our third amended and restated bylaws also provide that we must advance payment of certain expenses to the indemnitee, including fees of counsel, subject to receipt of an undertaking from the indemnitee to return such advance if it is it is ultimately determined that the indemnitee is not entitled to indemnification.
We believe that the limitation of liability provision in our amended and restated certificate of incorporation, third amended and restated bylaws and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.
Corporate Opportunity
Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, we renounce any interest or expectancy in any business opportunity, transaction or other matter in which Warburg Pincus or any private fund that it manages or advises, any of their respective officers, directors, partners and employees, and any portfolio company in which such entities or persons have an equity interest (other than us and our subsidiaries) (each a “specified party”) participates or desires or seeks to participate in and that involves any aspect of the energy business or industry, unless any such business opportunity, transaction or matter is offered in writing solely to (i) one of our directors or officers who is not also a specified party or (ii) a specified party who is one of our directors, officers or employees and is offered such opportunity solely in his or her capacity as one of our directors, officers or employees.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Listing
Our common stock is listed on the NYSE under the symbol “LPI.”

PLAN OF DISTRIBUTION
The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the common stock offered by this prospectus or any applicable prospectus supplement on any stock exchange, market or trading facility on which such common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling stockholders or by agreement between the selling stockholders and underwriters, broker-dealers or agents who may receive fees or commissions in connection with any such sale.
The selling stockholders may use any one or more of the following methods when disposing of the offered common stock:
•
sales on the NYSE or any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

•
an over-the-counter sale or distribution;

•
underwritten offerings;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses in which the same broker acts as agent on both sides;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
sales to cover short sales effected after the date of this prospectus;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
broker-dealers may agree to sell a specified number of such common stock at a stipulated price per share;

•
through the distributions of the shares by any selling stockholder to its general or limited partners, members, managers affiliates, employees, directors or stockholders;

•
in option transactions;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

The selling stockholders may elect to make an in-kind distribution of their shares of common stock to their respective members, partners or stockholders. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through this registration statement.
The selling stockholders may also sell the shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if, when and to the extent such exemption is available to them at the time of such sale, rather than under this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory

Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell common stock from time to time under this prospectus, or, to the extent required under the applicable securities laws, under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act.
If the selling shareholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. In such event, any commissions received by such underwriters, broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.
Pursuant to the Sabalo/Shad registration rights agreement, we will pay all expenses relating to the registration and offering of these shares, except that the selling stockholders will pay underwriting fees, discounts and selling commissions, transfer taxes and costs or expenses related to certain roadshows. Pursuant to the terms of the Sabalo/Shad registration rights agreement, we agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, and each selling stockholder has severally agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by such selling stockholder expressly for use in this prospectus.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
There can be no assurances that the selling stockholders will sell, and the selling stockholders are not required to sell, any or all of the securities offered under this prospectus.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus. Transferees, successors and donees of identified selling stockholders may not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement or post-effective amendment. See “Selling Stockholders.”

LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas, our outside legal counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The audited annual combined financial statements of Sabalo Energy, LLC and Sabalo Operating, LLC incorporated by reference in this prospectus and elsewhere in the registration statement from Laredo’s Current Report on Form 8-K filed with the SEC on June 1, 2021, have been audited by Tranbarger FHK, PLLC, certified public accountants. Such financial statements have been so incorporated in reliance upon the report of such firm upon their authority as experts in accounting and auditing.
The audited annual financial statements of Shad Permian, LLC incorporated by reference in this prospectus and elsewhere in the registration statement from Laredo’s Current Report on Form 8-K filed with the SEC on June 1, 2021, have been audited by Tranbarger FHK, PLLC, certified public accountants. Such financial statements have been so incorporated in reliance upon the report of such firm upon their authority as experts in accounting and auditing.
The estimates of our proved reserves included in or incorporated by reference into this prospectus or any applicable prospectus supplement are based on reserve reports prepared by Ryder Scott Company, L.P., independent reserve engineers. These estimates are so included or incorporated by reference in reliance upon the authority of such firm as an expert in these matters.
The estimates of the proved reserves owned by Sabalo Energy, LLC, incorporated by reference into this prospectus or any applicable prospectus supplement are based on reserve reports prepared by W.D. Von Gonten & Co., independent reserve engineers. These estimates are so included or incorporated by reference in reliance upon the authority of such firm as an expert in these matters.
The estimates of the proved reserves owned by Shad Permian, LLC, incorporated by reference into this prospectus or any applicable prospectus supplement are based on reserve reports prepared by W.D. Von Gonten & Co., independent reserve engineers. These estimates are so included or incorporated by reference in reliance upon the authority of such firm as an expert in these matters.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the expenses (all of which are estimated) to be borne by us in connection with a distribution of securities registered under this Registration Statement.
SEC registration fee		$23,056
Printing fees and expenses	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
Laredo Petroleum, Inc.
Laredo Petroleum, Inc. (the “Company”) is incorporated in the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
Laredo’s amended and restated certificate of incorporation provides that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of Laredo. As permitted by the DGCL, Laredo’s amended and restated certificate of incorporation provides that directors of Laredo shall have no personal liability to Laredo or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect when such liability is determined.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.
We have entered into written indemnification agreements with directors and officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the disinterested directors, a committee designated by such disinterested directors or independent legal counsel selected by our board of directors must review the relevant facts and make a determination as to whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.
Item 16.   Exhibits.
Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Laredo Petroleum Holdings, Inc. (filed as Exhibit 3.1 to Laredo’s Current Report on Form 8-K (File No. 001-35380) on December 22, 2011, and incorporated herein by reference).
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Laredo Petroleum Holdings, Inc. (filed as Exhibit 3.1 to Laredo’s Current Report on Form 8-K (File No. 001-35380) on June 1, 2020, and incorporated herein by reference).
3.3	Certificate of Ownership and Merger (filed as Exhibit 3.1 to Laredo’s Current Report on Form 8-K (File No. 001-35380) on January 6, 2014, and incorporated herein by reference).
3.4	Third Amended and Restated Bylaws of Laredo Petroleum, Inc. (filed as Exhibit 3.1 to Laredo’s Current Report on Form 8-K (File No. 001-35380) on March 4, 2021, and incorporated herein by reference).
4.1	Form of Common Stock Certificate (filed as Exhibit 4.1 to Laredo’s Registration Statement on Form 8-A12B/A (File No. 001-35380) on January 7, 2014, and incorporated herein by reference).
4.2	Form of Registration Rights Agreement (attached as Exhibit C to Exhibit 2.1 to Laredo’s Current Report on Form 8-K (File No. 001-35380) on May 11, 2021, and incorporated herein by reference).
5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities being registered.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Ryder Scott Company L.P.
23.3*	Consent of Tranbarger FHK, PLLC with respect to Sabalo audited combined financial statements.
23.4*	Consent of Tranbarger FHK, PLLC with respect to Shad audited financial statements.
23.5*	Consent of W.D. Von Gonten & Co.
23.6*	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.1).
24.1*	Powers of Attorney (contained on signature pages).

*
Filed herewith.

Item 17.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the filing requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on July 9, 2021.
LAREDO PETROLEUM, INC.
By:
/s/ Jason Pigott

Jason Pigott
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Jason Pigott, Bryan J. Lemmerman, and Mark D. Denny, each of whom may act without joinder of the other, as their true and lawful attorney-in-fact and agent, with full power of substitution, for such person and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the SEC or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself or her herself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on July 9, 2021.
Signature	Title
/s/ Jason Pigott Jason Pigott	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ Bryan Lemmerman Bryan Lemmerman	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ William E. Albrecht William E. Albrecht	Director (Chairman)
/s/ Frances Powell Hawes Frances Powell Hawes	Director
/s/ Jarvis V. Hollingsworth Jarvis V. Hollingsworth	Director
/s/ Dr. Craig M. Jarchow Dr. Craig M. Jarchow	Director

S-1

Signature	Title
/s/ Lisa M. Lambert Lisa M. Lambert	Director
/s/ Lori A. Lancaster Lori A. Lancaster	Director
/s/ Pamela S. Pierce Pamela S. Pierce	Director
/s/ Edmund P. Segner, III Edmund P. Segner, III	Director

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